Consent of Independent Certified Public Accountants

         We have issued our report dated September 15, 2000 accompanying the financial statements of Van Kampen American Capital Utility Income Trust, Series 8 as of July 31, 2000, and for the period then ended, contained in this Post-Effective Amendment No. 4 to Form S-6.

         We consent to the use of the aforementioned report in the Post-Effective Amendment and to the use of our name as it appears under the caption "Auditors".

                                        Grant Thornton LLP


Chicago, Illinois
November 22, 2000